EXHIBIT 10.4.1

FIRST AMENDMENT TO GUARANTEE

     THIS FIRST AMENDMENT TO GUARANTEE (the “Amendment”), dated as of November 23, 2004, is made by and among MASTERCARD INTERNATIONAL INCORPORATED, a Delaware non-stock membership corporation (“MasterCard International”), MASTERCARD INCORPORATED, a Delaware stock corporation (“MasterCard Incorporated”; MasterCard International and MasterCard Incorporated are hereinafter referred to individually and collectively as “Guarantor”), and UMB BANK, & TRUST, N.A., a national banking association (formerly known as State Street Bank and Trust of Missouri, N.A.), as Indenture Trustee (the “Indenture Trustee”).

Recitals

     WHEREAS, MasterCard International delivered to the Indenture Trustee for the benefit of the Noteholders under that certain Indenture, dated as of August 31, 1999 (as amended, supplemented, extended or otherwise modified from time to time, the “Indenture”), that certain Guarantee, dated as of August 31, 1999 (the “Guarantee”). Capitalized terms used in this Amendment and not defined in this Amendment shall have the meanings ascribed to them in the Guarantee;

     WHEREAS, pursuant to the Guarantee, MasterCard International absolutely and unconditionally guaranteed the full and prompt payment of certain debts, liabilities and obligations owed by MCI O’Fallon 1999 Trust, a Delaware business trust (“MCI O’Fallon”), to the Noteholders;

     WHEREAS, MasterCard International and related entities have undergone a corporate restructuring wherein the ownership and control of MasterCard International was transferred to MasterCard Incorporated;

     WHEREAS, in order to more accurately reflect the corporate structure of the Guarantor and facilitate efficient and accurate compliance with the reporting and financial covenants set forth in the Guarantee, MasterCard International and MasterCard Incorporated have requested that the Indenture Trustee amend the Guarantee to add MasterCard Incorporated as an additional guarantor and to make other changes consistent with Guarantor’s corporate structure;

     WHEREAS, Section 15(a) of the Guarantee provides that none of the provisions of the Guarantee may be amended or modified, except as provided for in Section 11.1 of the Indenture;

     WHEREAS, Section 11.1 of the Indenture provides that the Indenture Trustee shall not enter into any amendment or modification without the prior written consent of the Required Noteholders, which constitutes the holders of more than 50% in principal amount of the Senior Secured Notes; and

     WHEREAS, the Required Noteholders have provided their written consent to this Amendment and have authorized the Indenture Trustee to enter into this Amendment, copies of which written consents are attached hereto as Exhibit A and are incorporated herein by this reference.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

     1. The Guarantee is hereby amended so as to add MasterCard Incorporated as an additional party thereto and guarantor thereunder, jointly and severally, and to provide that all references to “Guarantor” contained therein shall hereinafter refer to both MasterCard International and MasterCard Incorporated, jointly and severally. All references to “Amendment” in the Guarantee shall mean this Amendment.

     2. The introductory paragraph of Section 8 and subsections 8.1 through and including subsection 8.16 of the Guarantee are hereby amended by deleting each reference to “Guarantor” contained therein and inserting the term “MasterCard International” in lieu thereof, in order that the representations and warranties contained therein shall be solely the representations and warranties of MasterCard International and not both MasterCard International and MasterCard Incorporated, collectively as Guarantor. Section 8 of the Guarantee is further amended by adding the following provisions at the end thereof:

          “8.17. Representations and Warranties of MasterCard Incorporated. In order to induce the Required Noteholders to consent to the Amendment and authorize the Indenture Trustee to enter into the Amendment, MasterCard Incorporated hereby represents and warrants to the Indenture Trustee and each Noteholder as of the date of the Amendment, as follows:

          (a) Financial Condition (i) The audited consolidated balance sheet of MasterCard Incorporated at the end of its most recent fiscal year and the related consolidated statements of income and comprehensive income, of changes in equity and of cash flows of MasterCard Incorporated for the fiscal period ended on such date, reported on by its independent public accountants, and (ii) the unaudited consolidated balance sheet of MasterCard Incorporated at the end of its most recent fiscal quarter and the related consolidated statements of income and cash flows of MasterCard Incorporated for the portion of the fiscal period ended on such date, which have been filed in MasterCard Incorporated’s reports to the Securities and Exchange Commission (the “SEC”), are complete and correct and present fairly (except, with respect to interim statements, for normal year-end adjustments) the consolidated financial position of MasterCard Incorporated as of such dates, and the consolidated results of operations and cash flows for the fiscal periods then ended and, in the case of the statements referred to in the foregoing clause (ii), the portion of the fiscal year through such date. All such financial statements, including the related schedules and notes thereto in the case of statements referred to in the foregoing clause (ii), have been prepared in accordance with

GAAP applied consistently throughout the periods involved (except, with respect to interim statements, for normal year-end adjustments and that such interim statements may be condensed and exclude detailed footnote disclosure, and as disclosed therein). MasterCard Incorporated did not, as of the date of any such financial statements, have any material obligation, contingent or otherwise, which was not reflected in the foregoing statements or in the notes thereto and which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (b) No Material Change. Since the date of the most recent financial statements identified in subsection 8.17(a), (i) there has been no occurrence which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and (ii) other than as disclosed in any report filed publicly with the SEC, MasterCard Incorporated has not, since such date, incurred any material obligation, contingent or otherwise, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (c) Corporate Existence; Compliance with Law. MasterCard Incorporated (a) is a stock corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has the corporate power and authority and the legal right to own and operate its property, to lease the property it operates and to conduct the business in which it is currently engaged (except to the extent that the failure to possess such corporate power and authority and such legal right, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect), (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Legal Requirements (including, without limitation, CERCLA, any so-called “Superfund” or “Superlien” law, or any applicable federal, state, local or other statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any Hazardous Substances), except to the extent that the failure to comply therewith, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          (d) Corporate Power; Authorization. MasterCard Incorporated has the corporate power and authority and the legal right to make, deliver and perform the Amendment. MasterCard Incorporated has taken all necessary corporate action to authorize the execution, delivery and performance of the Amendment. No consent or authorization of, or filing with, any Person (including, without limitation, any Governmental Authority) is required in connection with the execution, delivery or performance by MasterCard Incorporated or the validity or enforceability against MasterCard Incorporated of the Amendment.

          (e) Enforceable Obligations. The Amendment has been duly executed and delivered on behalf of MasterCard Incorporated and the Amendment constitutes the legal, valid and binding obligation of MasterCard Incorporated, enforceable against MasterCard Incorporated in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          (f) No Legal Bar. The performance of the Amendment will not violate any Legal Requirement or any Contractual Obligation applicable to or binding upon MasterCard Incorporated or any of its properties or assets, which violations, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and will not result in the creation or imposition of (or the obligation to create or impose) any Lien (other than Liens created under the Security Documents) on any of its properties or assets pursuant to any Legal Requirement applicable to it or any of its Contractual Obligations.

          (g) No Material Litigation. Except as disclosed in Schedule 8.7 or as previously disclosed in any report filed with the SEC, no litigation, investigation known to MasterCard Incorporated or proceeding of or by any Governmental Authority or any other Person is pending or, to its knowledge, threatened against MasterCard Incorporated (a) with respect to the validity, binding effect or enforceability of the Amendment, or (b) which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (h) Investment Company Act. MasterCard Incorporated is not an “investment company” or a company “controlled” by an “investment company” (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended).

          (i) No Default. MasterCard Incorporated is not in default in the payment or performance of any of its Contractual Obligations in any respect which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. MasterCard Incorporated is not in default under any order, award or decree of any Governmental Authority or arbitrator binding upon or affecting it or by which any of its properties or assets may be bound or affected in any respect which default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and no such order, award or decree, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (j) Taxes. MasterCard Incorporated has filed or caused to be filed or has timely requested an extension to file or has received an approved extension to file all tax returns which, to the knowledge of MasterCard Incorporated, are required to have been filed, and has paid all taxes shown to be due and payable on said returns or extension requests or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided in the books of MasterCard Incorporated), except where the failure to make or pay any such filings or taxes, fees or charges, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and, to the knowledge of MasterCard Incorporated, no claims are being asserted with respect to any such taxes, fees or other charges (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided in the books of MasterCard Incorporated), except where the failure to pay any such taxes, fees or other charges, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The federal income tax liabilities of MasterCard Incorporated have been determined by the United States Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended December 31, 2003.

          (k) Ownership of Property; Liens. MasterCard Incorporated has good and marketable title to, or valid and subsisting leasehold interests in, all of its real property, and good title to all its material other property, except to the extent the failure to have such good title or valid leasehold interest, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and none of such property is subject, except as permitted hereunder or under the other Operative Agreements and except, as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse effect, to any Lien (including, without limitation, federal, state and other tax Liens).

          (l) ERISA. No “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or Reportable Event (other than a Reportable Event with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred during the five years preceding each date on which this representation is made or deemed made, or will occur, after giving effect to the transactions contemplated by the Amendment, with respect to any Plan in any case the consequences of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The present value of all accrued benefits under each Single Employer Plan maintained by MasterCard Incorporated or a Commonly Controlled Entity (based on those assumptions used to fund such Plan) did not, as of the most recent annual valuation date in respect of each such Plan, exceed the fair market value of the assets of the Plan (including for these purposes accrued but unpaid contributions) allocable to such benefits by an amount which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The liability to which MasterCard Incorporated or any Commonly Controlled Entity would become subject under ERISA if MasterCard Incorporated or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date hereof would not have a Material Adverse Effect. No Multiemployer Plan is either in Reorganization or Insolvent in any case the consequences of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (m) Solvency. MasterCard Incorporated has received reasonably equivalent value in exchange for guaranteeing the Guaranteed Obligations. The net cash flow and the fair saleable value of the business and assets of MasterCard Incorporated, upon giving effect to the Amendment, shall be not less than the amount that shall be required to pay the probable liabilities of MasterCard Incorporated (including the Guaranteed Obligations and all contingent, fixed, subordinated, unsubordinated, matured, unmatured, liquidated and unliquidated liabilities) on existing debts as they may become absolute and matured. MasterCard Incorporated is not and, upon giving effect to the Amendment shall not be “insolvent” (as defined in Title 11 of the United States Code or under any applicable state fraudulent conveyance or transfer statute, in each case as in effect from time to time), and shall not be engaged in any business or transaction, or about to engage in any business or transaction, for which MasterCard Incorporated has an unreasonably small capital, and MasterCard Incorporated has no intent (a) to hinder, delay or defraud any Person to which MasterCard Incorporated is, or anticipates it shall become, indebted or (b) to incur indebtedness that would be beyond its ability to pay as such indebtedness matures.”

               3. Subsections 9.1 and 9.2 are hereby amended by deleting each reference to “Guarantor” contained therein and inserting the term “MasterCard Incorporated” in lieu thereof, in order that the covenants and obligations of the “Guarantor” contained therein shall be covenants and obligations of MasterCard Incorporated, only, and not MasterCard International.

          The financial statements required to be delivered pursuant to Subsection 9.1 shall be deemed to have been delivered to the Noteholders on the date on which MasterCard Incorporated provides written notice to the Noteholders that such information has been posted on its website on the Internet at http://www.mastercardintl.com or is available on the website of the SEC or any successor at http://www.sec.gov (to the extent such information has been posted or is available as described in such notice). Any of the foregoing to the contrary notwithstanding, MasterCard Incorporated herby agrees, upon the written request of a Noteholder, to provide to the Trustee for such Noteholder hard (paper) copies of, or written notice of the posting with the SEC website of, all quarterly reports prepared and filed with the SEC on form 10-Q and all annual reports prepared and filed with the SEC on form 10-K or written.

     Subsection 9.2(d) is further amended to add at the end thereof:

“, provided that the filing of any such statement, report, notice or prospectus with the SEC shall be deemed to have satisfied MasterCard Incorporated’s obligations under this subsection 9.2(d), provided however, that MasterCard Incorporated herby agrees, upon the written request of a Noteholder, to provide to the Trustee for such Noteholder hard (paper) copies of, or written notice of the posting with the SEC website of, all quarterly reports prepared and filed with the SEC on form 10-Q and all annual reports prepared and filed with the SEC on form 10-K.”

     4. Subsection 9.2 (b) is hereby deleted and the following is added in lieu thereof:

“(b) within one hundred twenty (120) days after the end of each fiscal year and within sixty (60) days after the end of each of the first three quarterly periods of each fiscal year of MasterCard Incorporated, a certificate of a Responsible Officer of each of MasterCard International and MasterCard Incorporated (i) stating that such officer has reviewed and is familiar with this Guarantee and the other Operative Agreements and that, to the best of such officer’s knowledge, the applicable Guarantor has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Guarantee, or in the other Operative Agreements to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any default under this Guarantee or any Lease Default or Lease Event of Default except as specified in such certificate, and, in the case of MasterCard Incorporated, (ii) showing in detail as of the end of the related fiscal period the figures and calculations supporting such statement in respect of Section 10.1;”

     For purposes of Section 9, each reference to “Responsible Officer” shall mean the chief executive officer, controller or treasurer of MasterCard Incorporated or MasterCard International, as applicable.

     5. Subsection 9.7 (c) is hereby deleted and the following is added in lieu thereof:

“(c) any litigation or proceeding affecting the Guarantor, not covered by insurance, or in which injunctive or similar relief is sought which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;”

     6. Subsection 10.1 of the Guarantee is hereby deleted and the following is added in lieu thereof:

“10.1 Consolidated Net Worth. Permit Consolidated Net Worth of MasterCard Incorporated at any time to be less than the sum of (i) $525,000,000 plus (ii) an amount equal to 50% of the sum of consolidated net income (if positive) of MasterCard Incorporated for each fiscal quarter commencing with and including the first fiscal quarter of 2004.”

     7. Subsections 10.2 and 10.3 are hereby amended to provide that such covenants shall apply only with respect to MasterCard International and by deleting each reference to “Guarantor” contained therein and inserting the term “MasterCard International” in lieu thereof, in order that the covenants and obligations contained therein shall be covenants and obligations of MasterCard International, only, and not MasterCard Incorporated.

     8. The following unnumbered paragraph is hereby added to the end of Section 10, immediately preceding Section 11:

     “In addition to the foregoing, MasterCard Incorporated hereby agrees that so long as this Guarantee is in effect and until the Guaranteed Obligations and all amounts owing hereunder are indefeasibly paid in full, MasterCard Incorporated shall not, at any time, directly or indirectly consolidate with or merge with, or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to, any Person; provided that the foregoing restriction shall not apply to the consolidation or merger of MasterCard Incorporated with, or conveyance, transfer or lease of all or substantially all of the assets of MasterCard Incorporated in a single transaction or a series of transactions to, any Person so long as (i) each such corporation shall have executed and delivered to the Indenture Trustee and the Noteholders its assumption of the due and punctual performance and observance of each covenant and condition of this Guarantee; and (ii) immediately before and after giving effect to such transaction, no Indenture Default or Indenture Event of Default or any default under this Guarantee would exist.”

     9. With respect to Subsection 12(b) of the Guarantee, notices to both MasterCard International and MasterCard Incorporated, shall be addressed to the address or transmission number for notices set forth opposite the signature of MasterCard International, as contained in the Guarantee.

     10. MasterCard International hereby reaffirms and remakes, and MasterCard Incorporated hereby affirms and makes, its obligations to the Noteholders pursuant to the terms of the Guarantee, as hereby amended.

     11. This Amendment shall be effective as of the date first written above, and any financial statements or certificates provided after the date hereof pursuant to subsections 9.1 and 9.2 of the Guarantee, including any statements in respect of Section 10.1 contained therein, shall comply with the provisions of this Amendment, regardless of whether such financial statements or certificates relate to a period prior to the date of this Amendment.

     12. Except for the amendments contained herein, all of the provisions of the Guarantee shall remain unmodified. This Amendment shall be binding upon and inure to the benefit of the respective successors and permitted assigns and, as applicable, the heirs and legal representatives of the parties hereto. This Amendment, together with the Guarantee, as modified by this Amendment, constitutes the entire understanding and agreement between the parties and may not be amended, supplemented, or modified except by a writing executed by both of the parties.

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     IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto as of the day and year first above written.

MASTERCARD INTERNATIONAL INCORPORATED, a Delaware non-stock membership corporation
By	Andrea Robertson
	Name:	Andrea Robertson
	Title:	Senior Vice President and Treasurer

MASTERCARD INCORPORATED, a Delaware stock corporation
By	Andrea Robertson
	Name:	Andrea Robertson
	Title:	Treasurer

UMB BANK & TRUST, N.A., a national banking association, as Indenture Trustee
By	Brian P. Krippner
	Name:	Brian P. Krippner
	Title:	Vice President

EXHIBIT A

Schedule 8.7

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